Exhibit 10.2

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN
OF
THE CHILDREN’S PLACE RETAIL STORES, INC.

1.  Purpose. The purpose of this Equity Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees and directors of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such key employees and directors with incentives to put forth maximum efforts for the success of the Corporation’s business. It is anticipated that the acquisition of such proprietary interests in the Corporation and such incentives will stimulate the efforts of such key employees and directors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable employees and directors.

2.  Definitions. When used in this Plan, unless the context otherwise requires:

(a)  “Alternative Rights” shall have the meaning as set forth in Section 9 hereof.

(b)  “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(c)  Except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, “Cause” shall mean, with respect to the holder of an Incentive Award, (i) a breach by the holder of any of the material provisions of any employment agreement between the holder and the Corporation or a Subsidiary that the holder fails to remedy or cease within ten (10) days after notice thereof to the holder; (ii) any conduct, action or behavior by the holder that has or may reasonably be expected to have a material adverse effect on the reputation of the Corporation or its Subsidiaries or on the holder’s reputation or that is not befitting of an executive officer, employee or director of the Corporation or a Subsidiary; (iii) the commission by the holder of an act involving moral turpitude or dishonesty, whether or not in connection with the holder’s employment by, or service as a director of, the Corporation or a Subsidiary; (iv) the holder shall have committed any act of fraud or embezzlement against the Corporation or a Subsidiary or engaged in any other willful misconduct in connection with his duties; or (v) the holder shall have been convicted of a felony (other than a felony relating to motor vehicle laws). Notwithstanding the foregoing, no Cause shall be deemed to exist with respect to the holder’s acts described in (ii) above unless the Corporation shall have given prior written notice to the holder specifying the Cause with reasonable particularity and, within 30 days after such notice, the holder shall not have cured or eliminated the problem or thing giving rise to such Cause.

(d)  “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

(e)  “Change in Control” shall mean any of the following events: (i) the sale to any purchaser of (A) all or substantially all of the assets of the Corporation or (B) capital stock representing more than 50% of the stock of the Corporation entitled to vote generally in the election of directors of the Corporation; (ii) the merger or consolidation of the Corporation with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Corporation; (iii) the filing of a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of the Corporation; or (iv) the filing by the Corporation of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then existing contract or transaction. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur as a result of an event described above if a majority of the individuals who are members of the Board of Directors prior to such event specifically determines that a Change in Control should not be deemed to have occurred.

(f)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)  “Committee” shall mean the Committee hereinafter described in Section 3 hereof.

(h)  “Corporation” shall mean The Children’s Place Retail Stores, Inc., a Delaware corporation.

(i)  “Deferred Stock Award” shall mean an Incentive Award granted in accordance with Section 15 hereof.

(j)  “Disability” shall mean: (i) with respect to the holder of an Option that is not an incentive stock option, the holder’s inability, as a result of physical or mental incapacity or infirmity, to perform the duties of his employment for (a) a continuous period of at least 120 days, or (b) periods aggregating at least 180 days during any period of 12 consecutive months; or (ii) with respect to the holder of an Option that is an incentive stock option, and when used in connection with such incentive stock option following such holder’s termination of employment, a “disability” within the meaning of Section 22(e)(3) of the Code.

(k)  “Eligible Director” shall mean a director of the Corporation who is not also an employee of the Corporation or a Subsidiary.

(l)  “Eligible Persons” shall mean those persons described in Section 4 who are potential recipients of Incentive Awards.

(m)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)  “Fair Market Value” on a specified date shall mean the average of the highest and lowest selling price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing representative bid and asked price of a Share as reported by the principal securities exchange or securities trading market on which the Shares are listed or approved for trading, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Board of Directors or the Committee for such date using any reasonable method of valuation.

(o)  “Incentive Award” shall mean an Option, Right, Restricted Stock Award, Deferred Stock Award or Performance Award granted pursuant to this Plan.

(p)  “Options” shall mean the stock options granted pursuant to this Plan.

(q)  “Performance Award” shall mean an Incentive Award granted in accordance with Section 16 hereof.

(r)  “Plan” shall mean this 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc., as adopted by the Board of Directors on April 18, 2005, as amended and restated on June 23, 2005, as such Plan from time to time may be further amended.

(s)  “President” shall mean the person who at the time shall be the President of the Corporation.

(t)  “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(u)  “Restricted Stock Award” shall mean a grant of Restricted Shares or of the right to purchase Restricted Shares pursuant to Section 13 hereof.

(v)  “Rights” shall mean Alternative Rights and/or Stock Appreciation Rights granted pursuant to the Plan.

(w)  “Share” shall mean a share of common stock, par value $.10 per share, of the Corporation.

(x)  “Spread” shall mean the excess of the Fair Market Value of a Share on the date of exercise of a Right over the exercise price per Share of such Right.

(y)  “Stock Appreciation Rights” shall have the meaning as set forth in Section 9 hereof.

(z)  “Subsidiary” shall mean any corporation, limited liability corporation, partnership or limited partnership, 50% or more of whose stock having general voting power, membership interests, or capital or profits interests, as the case may be, is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation; provided, however, that for purposes of an Option that is an incentive stock option to be granted to an employee of a Subsidiary, the term “Subsidiary” shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

3.  Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without Cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors.

The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

4.  Participants. The class of persons who are potential recipients of Incentive Awards granted under this Plan shall consist of key employees and directors of the Corporation or a Subsidiary, as determined by the Committee in its sole discretion. The parties to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Award, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Each Eligible Director shall only be eligible to receive Options in accordance with Section 7 hereof.

5.  Shares. Subject to the provisions of Section 20 hereof, the Committee may grant Incentive Awards with respect to an aggregate of up to 2 million Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares, provided, however, that the foregoing limitation shall not apply to Alternative Rights but shall apply to any Option with respect to which the Alternative Rights are granted. The maximum number of Shares which may be the subject of Options and Rights granted during any calendar year to any individual shall not exceed 500,000 Shares. If the Shares that would be issued or transferred pursuant to any Incentive Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of an Alternative Right shall not again be available for the grant of any further Incentive Awards. If any portion of a Stock Appreciation Right expires or is forfeited for any reason prior to being exercised, the number of Shares subject to the unexercised portion of such Stock Appreciation Right will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards. Notwithstanding the preceding, with respect to any Option and/or Rights granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code that is canceled, the number of shares subject to such Option and/or Rights shall continue to count against the maximum number of shares which may be the subject of Options and Rights granted to such individual during the applicable calendar year. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Rights is reduced, such reduction shall be treated as a cancellation of such Option and/or Rights and the grant of a new Option and/or Rights (if any), and both the cancellation of the Option and/or Rights and the new Option and/or Rights shall reduce the maximum number of Shares for which Options and Rights may be granted to the holder of such Option and/or Rights during the applicable calendar year. In the event Shares are withheld by the Corporation to satisfy income or other tax withholding obligations with respect to any Incentive Award, the Shares withheld for this purpose shall reduce the maximum number of Shares for which Options and/or Rights may be granted to the holder of such Option and/or Rights and shall be charged against the limitations in this Section 5.

6.  Grant of Options. The number of Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion.

At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Code. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the succeeding paragraph is satisfied. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any person who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. This paragraph shall be applied by taking Options into account in the order in which they are granted.

Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

An Option agreement signed by the Chairman of the Board or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The Option agreement shall be in the form as may be determined by the Committee from time to time, and need not be identical with respect to each grantee.

7.  Grants of Options to Eligible Directors. Notwithstanding any other provision of this Plan to the contrary, Options which are not incentive stock options shall be granted to each Eligible Director in accordance with this Section 7. Each Eligible Director who is initially elected to the Board of Directors by the Corporation shall be granted an Option on the date of his initial election to the Board of Directors to purchase 15,000 Shares at a purchase price per Share equal to the Fair Market Value of a Share on the date of grant of such Option. On the last day of each fiscal year of the Corporation, each member of the Board of Directors who is an Eligible Director on such date shall be granted an additional Option to purchase 6,000 Shares at a purchase price per Share equal to the Fair Market Value of a Share on the date of grant of such Option; provided, however, that with respect to any such Eligible Director who is initially elected to the Board of Directors during such a fiscal year, the Option granted to such Eligible Director on the last day of the fiscal year during which he was initially elected to the Board of Directors shall be for a number of Shares equal to 6,000 multiplied by a fraction, the numerator of which shall be the number of days during the fiscal year during which such Eligible Director was a member of the Board of Directors and the denominator of which shall be 365, which number of Shares shall be rounded up to the next whole number of Shares.

8.  Option Purchase Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that in no event shall such purchase price be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

9.  Grant of Rights. The Committee, in its sole discretion, shall have the authority to grant Rights to any Eligible Person, which may be granted separately, or in connection with an Option at the time of the grant of an Option. Any Rights granted in connection with an Option (“Alternative Rights”) shall be granted with respect to the same number of Shares as are covered by the Option, subject to adjustment pursuant to the provisions of Section 20 hereof, and may be exercised as an alternative to the exercise of the related Option.

Alternative Rights granted in connection with an Option shall entitle the holder thereof to receive Shares from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised for purposes of the limitations under Section 5. Upon any exercise of Alternative Rights, the holder thereof shall be entitled to receive a number of Shares (rounded down to the next whole number of Shares) equal to (i) the product obtained by multiplying (A) the Spread by (B) the number of Shares in respect of which the Rights shall have then been so exercised, divided by (ii) the Fair Market Value of a Share on the date of exercise.

Upon the exercise of Rights granted without relationship to an Option (“Stock Appreciation Rights”), the holder thereof shall be entitled to receive a number of Shares (rounded down to the next whole number of Shares) equal to (i) the product obtained by multiplying (A) the Spread by (B) the number of Shares in respect of which the Stock Appreciation Rights shall have then been so exercised, divided by (ii) the Fair Market Value of a Share on the date of exercise.

Notwithstanding anything contained herein, the Committee, in its sole discretion, may limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted in the Rights agreement evidencing the grant of the Rights.

Rights shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Rights are granted. Each Rights agreement shall set forth the number of Shares subject to the Rights being granted, the exercise price per Share thereof, and such other terms and conditions as determined by the Committee at the time of grant; provided, however, that (i) the exercise price per Share of Alternative Rights shall be equal to the purchase price per Share of the Option related thereto, and (ii) in no event shall the exercise price per Share of any Rights be less than 100% of the Fair Market Value of a Share on the date of grant of such Rights. The form of agreement shall be as determined from time to time by the Committee, and need not be identical with respect to each grantee.

10.  Duration of Options and Rights. The duration of any Option or Right granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option or Right shall remain in effect for a period of more than ten (10) years from the date upon which it is granted.

The duration of any Alternative Rights granted in connection with any Option shall be coterminous with the duration of the related Option.

11.  Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five (5) years.

12.  Exercise of Options and Rights. Except as otherwise provided herein or in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, Options and Rights shall become vested and exercisable by the holder as determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Option and/or Rights agreement (such vesting may be based on continued employment or service, or upon the achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof but in no event shall the vesting period be less than three (3) years commencing on the date of the grant if based on continued employment or service or less than one (1) year commencing on the date of the grant if based on achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof ).

Notwithstanding the foregoing, all or any part of any remaining unexercised Options and/or Rights granted to any Eligible Person may be exercised, subject to Section 19 hereof, in the following circumstances (but in no event, other than the holder’s death, during the six (6) month period commencing on the date of grant, and in no event prior to approval of the Plan by shareholders of the Corporation as provided in Section 26 hereof or after the term of the Option or Rights has expired): (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option agreement (and, in the case of the exercise of an Option with respect to which Alternative Rights were granted in relation thereto, the related Rights agreement) and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares to pay the purchase price unless the holder has beneficially owned such Shares for at least six (6) months); or by such other methods as the Committee may permit from time to time.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement in replacement of the agreement surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option agreement shall be endorsed to give effect to the partial exercise thereof. The Committee may permit deemed or constructive transfers of Shares in lieu of actual transfer and physical delivery of certificates.

Upon the exercise of an Option with respect to which Alternative Rights were also granted in relation thereto, the number of Shares subject to exercise under the related Alternative Rights shall also be reduced by the number of Shares for which the related Option was exercised. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement and a new Rights agreement in replacement of the Option and Rights agreements surrendered at the time of the partial exercise of the Option, with respect to the difference between the number of Shares under the Option agreement (and the Rights agreement) immediately before the exercise of the Option and the number of Shares with respect to which the Option was so exercised, or the original Option agreement and the original Rights agreement shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Alternative Rights or Stock Appreciation Rights shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights agreement. Holders of Alternative Rights shall also surrender the related Option agreement. Within a reasonable time thereafter, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the number of Shares determined in accordance with Section 9 hereof. Upon the exercise of Alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto, the Corporation shall also cause to be delivered to the person entitled thereto a Rights agreement (and an Option agreement, in the case of Alternative Rights) with respect to the difference between the number of Shares under the Rights agreement (and related Option agreement, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised, or the original Rights agreement (and related Option agreement, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Notwithstanding any other provision of the Plan or of any Option or Rights agreement, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

13.  Terms and Conditions of Restricted Stock Awards. The Committee shall have the authority to grant to any Eligible Person a Restricted Stock Award, subject to the following terms and conditions:

(a)  All Restricted Shares granted to or purchased by an Eligible Person pursuant to the Plan shall be subject to the following conditions:

(1)  except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, the Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continued employment or service, or achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof), and such restrictions shall lapse, and the Restricted Shares subject to a Restricted Stock Award shall vest, as determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Restricted Stock Award agreement but in no event shall the vesting period be less than three (3) years commencing on the date of the grant if based on continued employment or service or less than one (1) year commencing on the date of the grant if based on achievement of pre-established corporate or individual performance objectives, or otherwise, including any combination thereof;

(2)  the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire;

(3)  each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed;

(4)  the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an Eligible Person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares; and

(5)  Notwithstanding the foregoing, all restrictions to which a Restricted Stock Award is subject shall lapse, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

(b)  Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

(c)  A Restricted Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Restricted Stock Award is granted. The form of Restricted Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

14.  Restricted Stock Purchase Price. Except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, the purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award and shall be set forth in the applicable Restricted Stock Award agreement; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation, or by such other method as the Committee may permit.

15.  Deferred Stock Awards. The Committee shall have the authority to grant to any Eligible Person a Deferred Stock Award, subject to the following terms and conditions:

(a)  Delivery of, and the issuance of certificates representing, Shares issuable pursuant to a Deferred Stock Award shall occur upon expiration of the deferral period specified by the Committee;

(b)  Deferred Stock Awards shall be subject to such restrictions as the Committee may impose, in its sole discretion at the time of grant and as set forth in the applicable Deferred Stock Award agreement (such restrictions may lapse based on continued employment or service, upon the achievement of pre-established corporate or individual performance objectives, at the expiration of a specified deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, including any combination thereof but in no event shall the restriction period be less than three (3) years if based on continued employment or service or less than one (1) year if based upon the achievement of pre-established corporate or individual performance objectives, at the expiration of a specified deferral period or at earlier times, separately or in combination, in installments, or otherwise, including any combination thereof);

(c)  Notwithstanding the foregoing, all restrictions to which a Deferred Stock Award is subject shall lapse, in the following circumstances: (a) upon the holder’s retirement from the Corporation and all Subsidiaries on or after his 65th birthday; (b) upon the Disability or death of the holder; (c) upon a Change of Control while the holder is in the employ or service of the Corporation; or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration; and

(d)  A Deferred Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Deferred Stock Award is granted. The form of Deferred Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

16.  Performance Awards. The Committee shall have the authority to grant to any Eligible Person a Performance Award, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at the time of grant and as set forth in the applicable Performance Award agreement. The value of a Performance Award may be linked to the market value, book value, net profits or other measure of the value of a Share, or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of Shares over a fixed period or periods determined by the Committee; provided, however, that the dates or periods described herein shall not be prior to or less than one (1) year following the date of the grant. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Person. A Performance Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Performance Award is granted. The form of Performance Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

17.  Consideration for Incentive Awards. The Corporation shall obtain such consideration for the grant of an Incentive Award as the Committee in its discretion may determine.

18.  Restrictions on Transferability of Incentive Awards. Incentive Awards and all other rights thereunder shall be non-transferable and non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Incentive Award may be permitted to exercise them. Options and Rights may be exercised or surrendered during the holder’s lifetime only by the holder thereof.

19.  Termination of Employment or Service.

(a)  Except as otherwise provided herein, in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, or in the applicable Option and/or Rights agreement, all or any part of any Option and/or Rights, to the extent unexercised, shall terminate immediately upon the cessation or termination for any reason of the holder’s employment by, or service as a director of, the Corporation or any Subsidiary, provided that (except as otherwise provided herein, in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, or in the applicable Option and/or Rights agreement) the holder shall have ninety (90) days following the cessation of the holder’s employment or service with the Corporation or its Subsidiaries, and no longer, within which to exercise any unexercised Option and/or Rights that such holder could have exercised on the day on which such employment or service terminated; and provided, further, that such exercise must be accomplished prior to the expiration of the term of such Option and/or Rights. Notwithstanding the foregoing, if the cessation of employment or service is due to Disability or to death, the holder or the representative of the Estate or the heirs of a deceased holder shall have the privilege of exercising the Options and/or Rights which are vested but unexercised at the time of such Disability or death for a period of time that is no less than one (1) year from the date of the holder’s Disability or death. Notwithstanding the foregoing, and except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of an Option and/or Rights with the Corporation or a Subsidiary shall be terminated for Cause, all unexercised Options and/or Rights of such holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and a holder of Options and/or Rights whose employment or service with the Corporation and all Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option and/or Rights he might have exercised prior to the termination of his employment or service with the Corporation and all Subsidiaries.

(b)  Except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, the Committee shall determine in its sole discretion at the time of grant of a Restricted Stock Award or a Deferred Stock Award, the affect, if any, that a termination of the holder’s employment or service with the Corporation or any Subsidiary shall have on such Incentive Award, and such terms shall be set forth in the applicable Incentive Award agreement. Notwithstanding the foregoing, and except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of a Restricted Stock Award or a Deferred Stock Award with the Corporation or a Subsidiary shall be terminated for Cause, then (i) all Restricted Shares subject to restrictions at the time his employment terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any Shares subject to a Deferred Stock Award with respect to which the deferral period has not expired, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder.

(c)  Except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, the Committee shall determine in its sole discretion at the time of grant of a Performance Award, the affect, if any, that a termination of the holder’s employment or service with the Corporation or any Subsidiary shall have on such Performance Award, and such terms shall be set forth in the applicable Performance Award agreement. Notwithstanding the foregoing, and except as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, if the employment or service of any holder of a Performance Award with the Corporation or a Subsidiary shall be terminated for Cause, then such holder’s Performance Award shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries.

20.  Adjustment Provision. If, prior to the complete exercise of any Option and/or Rights, or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or Deferred Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for:

(a)  in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder; provided, however, that with respect to an Option that is an incentive stock option, such adjustment shall be made in accordance with Section 424 of the Code;

(b)  in the case of an Alternative Right, then the number of Shares subject to the Alternative Right, to the extent that it has not been exercised, shall be adjusted to equal the number of Shares to which the holder would have been entitled had he actually owned the Shares subject to the unexercised portion of the Alternative Right at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate exercise price shall proportionately be adjusted so that the aggregate exercise price of such Alternative Right immediately prior to such an event shall be equal to the aggregate exercise price of the adjusted Alternative Right immediately following the occurrence of such event;

(c)  in the case of a Stock Appreciation Right, then the number of Shares subject to the Stock Appreciation Right, to the extent that it has not been exercised, shall be adjusted to equal the number of Shares to which the holder would have been entitled had he actually owned the Shares subject to the unexercised portion of the Stock Appreciation Right at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate exercise price shall proportionately be adjusted so that the aggregate exercise price of such Stock Appreciation Right immediately prior to such an event shall be equal to the aggregate exercise price of the adjusted Stock Appreciation Right immediately following the occurrence of such event;

(d)  in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Restricted Stock Award shall receive, subject to the same restrictions and other conditions of such Restricted Stock Award as determined pursuant to the provisions of Section 13, the same securities or other property as are received by the holders of the Corporation’s Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

(e)  in the case of a Deferred Stock Award, the holder shall receive, at such time as would otherwise apply under such Deferred Stock Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the Deferred Stock Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.

With respect to any Incentive Awards other than Rights, any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued. With respect to any Rights, any fractional shares or securities issuable as a result of such adjustment shall be rounded down to the nearest whole number of Shares. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete payments pursuant to a Performance Award, the Committee, in its sole discretion, shall determine the amount of cash and/or the number of Shares which shall be paid to the holder of a Performance Award at such time as payment would otherwise be made, so that there shall be no increase or dilution in the cash and/or value of the Shares or other property to which the holder shall be entitled by reason of such events.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares, the Committee, in its sole discretion, may make such adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as shall be necessary to prevent dilution or enlargement of rights, and/or make provision for the payment of cash (or other property if received as consideration) in cancellation of any outstanding Incentive Award.

21.  Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on the principal securities exchange or securities trading market on which Shares of the Corporation of the same class are then listed or approved for trading, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Incentive Award, or may issue stop transfer orders in respect thereof.

22.  Code Section 162(m). Notwithstanding any other provision of the Plan, if the Committee determines at the time an Incentive Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Incentive Award, a “covered employee” (as defined under Section 162(m) of the Code), then the Committee may provide that this Section 22 is applicable to such Incentive Award. If the Committee determines that an Incentive Award is subject to this Section 22, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; booking of orders; earnings, or some derivative thereof (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share); operating income; pre- or after-tax income; cash flow; net earnings; return on equity; return on capital (including return on total capital or return on invested capital); return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels of the Corporation or any Subsidiary, division, business unit or product line of the Corporation for or within which the Eligible Person is primarily employed. Such performance goals also may be based solely by reference to the Corporation’s performance or the performance of a Subsidiary, division, business unit or product line of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (iii) the cumulative effects of tax or accounting changes in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

23.  Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an Incentive Award of his withholding obligations with respect to the Incentive Award, the Corporation or Subsidiary may, at its election, (a) deduct from any cash payment otherwise due to the holder, the appropriate withholding amount, (b) require the holder to pay to the Corporation or Subsidiary in cash the appropriate withholding amount, (c) permit the holder to elect to have the Corporation withhold a portion of the Shares otherwise to be delivered with respect to such Incentive Award, the Fair Market Value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Corporation Shares already owned by the holder for at least six (6) months, the Fair Market Value of which is equal to the appropriate withholding amount; provided, however, that if Shares are to be withheld by the Corporation for purposes of satisfying such withholding obligations, the number of Shares withheld shall be calculated using the minimum statutory withholding rates.

24.  Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award, provided that any amendment of an outstanding Incentive Award that would adversely affect the rights of the holder thereof shall not be effected without the holder’s consent. Notwithstanding the foregoing, any material amendment of the Plan by the Board of Directors or the Committee, including an amendment which would increase the number of Shares issuable under the Plan or to any individual or change the class of Eligible Persons, shall be subject to the approval of the shareholders of the Corporation within one (1) year of such amendment.

25.  No Right of Employment or Service. Nothing contained herein or in an Incentive Award agreement shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation, or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of, or discharge such employee or director (without or with pay), at any time, with or without Cause.

26.  Effective Date of the Plan. This Plan is conditioned upon its approval by the shareholders of the Corporation on or before April 18, 2006; except that this Plan is adopted and approved by the Board of Directors effective April 18, 2005 to permit the grant of Incentive Awards prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. In the event that this Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Incentive Awards granted hereunder shall be void and of no force or effect.

27.  Final Grant Date. No Incentive Award shall be granted under the Plan after April 18, 2015.

IN WITNESS WHEREOF, the Corporation has caused these presents to be executed by its duly authorized officer as of June 23, 2005.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Steven Balasiano
Title: Senior Vice President, General Counsel
and Chief Administrative Officer